UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2014

DS Services Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	20-5752672
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5660 New Northside Drive Atlanta, Georgia	30328
(Address of principal executive offices)	(Zip code)

333-194935

(Commission File Number)

(770) 933-1400

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

As previously disclosed on a Form 8-K filed by DS Services Holdings, Inc. (the “Company”) on December 18, 2014, DSS Group, Inc. (“DSS Group”), the parent of the Company, was acquired by and became a subsidiary of Cott Corporation (“Cott”) on December 12, 2014 (the “DSS Acquisition”).

On December 12, 2014, DS Services of America, Inc., a wholly-owned subsidiary of the Company (“DS Services”) entered into a supplemental indenture (the “Third Supplemental Indenture”), by and among DS Services, Cott, certain of Cott’s subsidiaries, the Company, the other guarantors party thereto and Wilmington Trust, National Association, as trustee (in such capacity, the “DS Services Trustee”) and as collateral agent (in such capacity, the “DS Services Collateral Agent”), to the indenture governing the 10.000% Second-Priority Senior Secured Notes due 2021 (the “DS Services Notes”), dated as of August 30, 2013, among DS Services, the Company, the guarantors from time to time party thereto, the DS Services Trustee and the DS Services Collateral Agent. Pursuant to the terms of the Third Supplemental Indenture and in connection with the DSS Acquisition, Cott and certain of its subsidiaries became guarantors on a joint and several and full and unconditional basis of the DS Services Notes (the “Cott Guarantees”).

In light of the effectiveness of the Cott Guarantees, in accordance with Rule 3-10 of Regulation S-X and Rule 12h-5 under the Securities Exchange Act of 1934, as amended, the Company and DS Services will discontinue filing separate periodic and current reports with the SEC. Condensed consolidating financial information regarding these entities will be included in subsequent periodic reports filed with the SEC by Cott.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DS SERVICES HOLDINGS, INC.

By:	/s/ Marni Morgan Poe
Name:	Marni Morgan Poe
Title:	Vice President, General Counsel and Secretary

Date: January 28, 2015